                                                    Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of First Solar, Inc. of our report dated February 19, 2010 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of First Solar, Inc., which appears in First Solar's Annual Report on Form 10-K for the year ended December 26, 2009.

/s/ PricewaterhouseCoopers LLP
Phoenix, Arizona
June 2, 2010